UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2014

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin		53051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2014, the Board of Directors of ZBB Energy Company (the “Company”) appointed Bradley Hansen, Chief Executive Officer of Anhui Meineng Store Energy Co., Ltd., the Company’s China joint venture entity (the “JV Company”), President and Chief Operating Officer of the Company.  In connection with these appointments, Mr. Hansen was appointed to the Company’s Board of Directors as a Class II director with a term expiring at the Company’s 2015 annual shareholders meeting.  Mr. Hansen has not been, and is not currently anticipated to be, named to any committees of the Board of Directors.  Mr. Hansen replaces Charles Stankiewicz who previously served as Chief Operating Officer and a Class II director until May 19, 2014.  Mr. Stankiewicz will assist in the transition of his COO duties to Mr. Hansen.

In connection with his appointment, Mr. Hansen entered into an employment agreement with the Company pursuant to which Mr. Hansen will be paid a minimum annual salary of $245,000.  As an inducement to join the Company, Mr. Hansen was issued inducement stock options to purchase a total of 360,000 shares of Company common stock with an exercise price of $1.72 per share, which was the closing price of the Company’s common stock on the NYSE MKT on May 19, 2014.  The options will vest and become exercisable in three equal annual installments.  Mr. Hansen also will be issued an award of inducement restricted stock units covering 360,000 shares of Company common stock that will vest upon the achievement of certain performance vesting conditions.

Since December 2011, Mr. Hansen has served as the Chief Executive Officer of the JV Company, where he has led its organization and development.  In 2010, Mr. Hansen founded and continues to serve as Managing Partner of PowerSav Inc., a boutique private equity fund targeting China government policy supported markets.  Mr. Hansen has extensive experience in the international renewable energy industry, having held various executive positions with Applied Materials, Inc. (NASD: AMAT) from 1989 to 2010.  While at AMAT, Mr. Hansen led global sales and site operation organizations for its solar product line, an important growth driver of AMAT.  Prior to this role, as Corporate Vice President New Business and New Products Group Mr. Hansen directed the acquisition and integration activities for AMAT’s strategic Applied Firms Corporation acquisition.  Mr. Hansen also held a number of key product development and operations roles at AMAT, including Vice President and General Manager of the Chemical Mechanical Planarization Product Business Group.  Prior to AMAT, Mr. Hansen worked as an Engineer and Program Manager for the Boeing Electronics Company Division of The Boeing Company (NYSE: BA).  He holds a Bachelor of Science degree in Manufacturing Engineering from Brigham Young University and an MBA from Seattle University.

Mr. Hansen owns an indirect equity interest of approximately 6% in the JV Company.  During the fiscal year ended June 30, 2012, the Company sold products and services to the JV Company totaling approximately $694,662.  During the fiscal year ended June 30, 2013, the Company sold products and services to the JV Company totaling approximately $987,621.  Since June 30, 2013, the Company sold products and services to the JV Company totaling approximately $293,296.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated:           May 20, 2014                                                  By:      /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title:   President and CEO